UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2015

Starz
(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8900 Liberty Circle
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 20, 2015, Jeffrey Hirsch, age 43, was appointed to serve as President of Global Marketing and Product Planning of Starz Entertainment, LLC (the “Company”), a wholly-owned subsidiary of Starz. Mr. Hirsch most recently served as Executive Vice President of Time Warner Cable Inc. from January 2015 to April 15, 2015, where he had also served as Executive Vice President/Chief Marketing and Sales Officer (January 2013 - December 2014), Executive Vice President/Chief Marketing and Customer Care Officer (July 2011 - December 2012), Executive In Residence Corporate (October 2010 - July 2011) and President New York City Region (February 2008 - October 2010).

Employment Agreement

In connection with Mr. Hirsch joining our company, the Compensation Committee (the “Compensation Committee”) of Starz approved Mr. Hirsch’s compensation, which is memorialized in an employment agreement (the “Employment Agreement”) between the Company and Mr. Hirsch. The Employment Agreement has a three year term beginning on July 20, 2015 and provides for (i) an initial annual base salary of $600,000, (ii) an annual target cash bonus of 70% of base salary subject to achievement of corporate and individual performance criteria to be determined by the Chief Executive Officer of the Company and the Compensation Committee, (iii) a $400,000 signing bonus in the form of restricted shares relating to Starz’s Series A common stock, which will vest in four equal annual installments, and (iv) annual participation in Starz’s equity incentive award program at a target of 150% of base salary, including an initial 2015 annual equity incentive award discussed below. Mr. Hirsch is also entitled to a relocation allowance and certain severance benefits if he experiences a qualifying termination or he terminates his employment for good reason under the Employment Agreement.

Annual Equity Incentive Award

Mr. Hirsch received an initial 2015 annual equity incentive award with a total value of $900,000 that consists of 20% stock options, 40% time-vesting restricted shares and 40% performance-based restricted stock units, in each case relating to shares of Starz’s Series A common stock. The stock options and the time-vesting restricted shares vest in four equal annual installments. The vesting terms applicable to the performance-based restricted stock units are consistent with those described in Starz’s proxy statement for the 2015 annual meeting of stockholders under the heading “Executive Compensation-Compensation Discussion and Analysis-Elements of 2014 Executive Compensation-Equity Incentive Compensation,” which was filed with the Securities and Exchange Commission on April 23, 2015 and which description is incorporated herein by reference.

Starz issued a press release announcing Mr. Hirsch’s appointment on July 16, 2015, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release of Starz, dated July 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2015	STARZ

	By:	/s/ David I. Weil
Name: David I. Weil
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release of Starz, dated July 16, 2015